Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated as of April 10, 2019, is entered into by and between Blackboxstocks, Inc., Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.                   Purchase and Sale of Common Stock and Warrants.

(a)       Issuance of Common Stock. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers severally agrees to purchase, an aggregate of 153,846 shares (the “Shares”) of Company common stock, par value $0.001 per share (the “Common Stock”) at a price of $0.65 per Share in the amount(s) set forth opposite the respective Purchaser’s name on Schedule 1 hereto. The obligations of the Purchasers to purchase Shares are several and not joint.

(b)       Issuance of Warrants. Concurrently with the issuance of the Shares to the Purchasers, the Company will issue to each Purchaser a warrant in the form attached hereto as Exhibit A (each, a “Warrant” and, collectively, the “Warrants”) exercisable for a period of five (5) years, to purchase one share of Common Stock (the “Warrant Shares”) for each $1.00 of Purchase Price (rounded to the nearest dollar and set forth opposite each Purchaser’s name on Schedule 1 hereto) at an exercise price of $0.65 per share.

(c)       Delivery. The sale and purchase of the Shares and Warrants shall take place at one or more closings (each a “Closing”) to be held at such place and time as the Company and the Purchaser(s) may determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Purchasers certificates (the “Certificates”) representing the Shares and the Warrant to be purchased by such Purchaser, against receipt by the Company of the corresponding purchase price set forth on Schedule 1 hereto (the “Purchase Price”). Each of the Certificates and Warrants will be registered in such Purchaser’s name in the Company’s records.

2.                   Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that, as of the Closing:

(a)       Organization and Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

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(b)       Capitalization. Immediately prior to the consummation of the transactions to be effected at the Closing, the authorized equity of the Company consists of 100,000,000 shares of Common Stock, of which 23,115,500 shares were issued and outstanding as of April 8, 2019, and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 5,000,000 shares have been designated as Series A Convertible Preferred shares (the “Series A Shares”), all of which Series A Shares are currently issued and outstanding. The Series A Shares are convertible on a one-for-one basis into shares of Common Stock and entitled to 100 votes per share on each matter submitted to a vote of the Company’s stockholders. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 2(b), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. Except as disclosed in Schedule 2(b), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) other than as provided herein and the issue and sale of the securities hereunder will not obligate the Company to issue shares of common stock or other securities to any person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(c)       Valid Issuance of Securities.

(i)            The Shares and Warrant Shares. The Shares upon issuance and the Warrant Shares issuable upon exercise of the Warrants will, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrant for the consideration provided for herein and therein, be duly authorized and validly issued.

(ii)            Securities Laws. Based in part on the representations made by the Purchasers in Section 3 hereof, the offer and sale of the Shares and Warrants solely to the Purchasers in accordance with this Agreement and the Warrants and (assuming no change in currently applicable law, no transfer of Shares or Warrants by Purchaser and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Warrant Shares upon exercise of the Warrants) the issuance of the Shares and Warrant Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Purchaser is resident based upon their addresses set forth on the signature pages attached hereto.

(d)       Authority. The execution, delivery and performance by the Company of each of this Agreement and the Warrants (collectively, the “Transaction Documents”) to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(e)       Enforceability. Each of the Transaction Documents executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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(f)        Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(g)       Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(h)       SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to each Purchaser true, correct and complete copies of all SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any subsidiary is a party or to which the property or assets of the Company or any subsidiary are subject are included as part of or specifically identified in the SEC Reports.

(i)        Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past

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practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans or agreements.

(j)        Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)       Fees. Except for brokerage fees payable to Boustead Securities LLC, which have been separately disclosed to the Purchasers, there are no brokerage or finder’s fees or commissions which are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(l)        Registration Rights. Except as described in Schedule 2(l) or as contemplated by this Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(m)     Patents and Trademarks. To the knowledge of the Company, the Company has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(n)       Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any executive officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000.

(o)       No Other Representations. The Company has not made, or will be deemed to have made, any representation or warranty in connection with this Agreement or the transactions contemplated hereby other than as expressly made in this Section 2.

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3.                   Representations and Warranties of Purchasers. Each Purchaser, for that Purchaser alone, represents and warrants to the Company upon the acquisition of the Shares and Warrant as follows:

(a)       Binding Obligation. Such Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)       Securities Law Compliance. Such Purchaser has been advised that the Shares, the Warrants and the underlying securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Purchaser is aware that the Company is under no obligation to effect any such registration with respect to the Shares, the Warrants or the underlying securities or to file for or comply with any exemption from registration. Such Purchaser has not been formed solely for the purpose of making this investment and is purchasing the Shares and Warrants to be acquired by such Purchaser hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Purchaser’s name on Schedule 1 hereto.

(c)       Access to Information. Such Purchaser acknowledges that the Company has given such Purchaser access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Purchaser, and has furnished such Purchaser with all documents and other information required for such Purchaser to make an informed decision with respect to the purchase of the Shares and the Warrants.

(d)       Tax Advisors. Such Purchaser has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Purchaser relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

4.                   Conditions to Closing of the Purchasers. Each Purchaser’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the applicable Purchaser:

(a)       Representations and Warranties. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects on the Closing Date.

(b)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall

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have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares and Warrants.

(c)       Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Purchasers, of the Shares and Warrants shall be legally permitted by all laws and regulations to which the Purchasers or the Company are subject.

(d)       Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers.

(e)       Transaction Documents. The Company shall have duly executed and delivered to the Purchaser the following documents:

(i)            This Agreement; and

(ii)            The Certificate and Warrant issued hereunder;

5.                   Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares and the Warrants at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)       Representations and Warranties. The representations and warranties made by the applicable Purchasers in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares and the Warrants.

(c)       Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the applicable Purchasers, of the Shares and the Warrants shall be legally permitted by all laws and regulations to which such Purchasers or the Company are subject.

(d)       Purchase Price. Each Purchaser shall have delivered to the Company the Purchase Price for the respective Shares and Warrant being purchased by such Purchaser as indicated on Schedule 1.

6.                   Miscellaneous.

(a)       Registration Rights.

(i)            Piggy-Back Registration. Company shall give each Purchaser at least 30 days’ prior written notice of each filing by Company of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms thereto) with the SEC. If requested by the Purchaser in writing within 20 days after receipt of any such notice, Company shall, at Company’s sole expense (other than the underwriting discounts, if any, payable in respect of the shares sold by the Purchaser), register all or, at Purchaser’s option, any portion of the Shares and the Warrant Shares (collectively, the “Registrable Securities”) concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the

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securities exchange, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. If the managing underwriter of any such offering shall determine and advise Company that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company would materially adversely affect the distribution of such securities by Company then Company will include in such registration first, the securities that Company proposes to sell and second, the Registrable Securities requested to be included in such registration, to the extent permitted by the managing underwriter.

(ii)            In the event of a registration pursuant to these provisions, Company shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request; provided, however, that Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(iii)            Company shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Purchaser to complete the offer and sale of the Registrable Securities covered thereby.

(iv)            In the event of a registration pursuant to the provisions of this section, Company shall furnish to the Purchaser such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Purchaser may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

(v)            Company shall notify the Purchaser within three (3) business days after such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(vi)            Company shall advise the Purchaser within three (3) business days after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and within three (3) business days take action using its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(vii)            Company shall within three (3) business days notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Purchaser prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Purchaser shall suspend all sales of the Registrable Securities upon receipt of

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such notice from Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Purchaser within 30 days of the date of such notice from Company.

(viii)            If requested by the underwriter for any underwritten offering of Registrable Securities, Company and the Purchaser will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to Company, Company’s counsel and the Purchaser’ counsel, and the underwriter, and such agreement shall contain such representations and warranties by Company and the Purchaser and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided below.

(ix)            The rights of the Purchaser under this Section 6(a) shall apply equally to the filing by Company of an offering statement on Form 1-A under Regulation A promulgated under the Act and, if Company files such an offering statement instead of a registration statement, all references to (A) registration statement shall be deemed to be references to offering statement, (B) prospectus shall be deemed to be references to offering circular, and (C) effective date of a registration statement shall be deemed to be references to qualification date of an offering statement. The Purchaser’s rights under this Section 6(a) shall automatically terminate once the Purchaser has sold all of the Registrable Securities or all of the Registrable Securities may be resold by the Purchaser under Rule 144 of the Act without limitation as to the volume of Registrable Securities to be sold.

(b)       Waivers and Amendments. Any provision of this Agreement and/or the Warrants may be amended, waived or modified only upon the written consent of the Company and Purchaser(s) holding the Certificate(s) and Warrant(s) to be so amended, changed or modified.

(c)       Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas or of any other state.

(d)       Jurisdiction and Venue. Each of the parties irrevocably consents to the exclusive jurisdiction of, and venue in, the state and federal courts in Dallas County in the State of Texas, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons.

(e)       Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(f)        Successors and Assigns. Subject to the restrictions on transfer described herein or in the other Transaction Documents, the rights and obligations of the Company and the Purchasers shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(g)       Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Purchasers and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)       Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail

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(if to a Purchaser or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(i)            if to an Purchaser, to the Purchaser’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(ii)            if to any other holder of any Shares, Warrants or shares issuable upon exercise thereof, to such address or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such Shares, Warrants or shares issuable upon exercise thereof for which the Company has contact information in its records; or

(iii)            if to the Company, to the attention of Gust Kepler at Blackboxstocks Inc., Lincoln Centre Three, 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, or at such other current address as the Company shall have furnished to the Purchasers.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(i)        Separability of Agreements. The Company’s agreement with each of the Purchasers is a separate agreement and the sale of the Shares and the Warrants to each of the Purchasers is a separate sale. Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Purchaser whether arising by reason of the law of the respective Purchaser’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Purchasers. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)        Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties..

[signature page follows]

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The parties have caused this Securities Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

BLACKBOXSTOCKS INC.
A Nevada corporation

By:
Name:	Gust Kepler
Title:	President and Chief Executive Officer

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The parties have caused this Securities Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

By:
Name:
Title:

Address:

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The parties have caused this Securities Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

By:
Name:
Title:

Address:

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Schedule 1

Purchasers; Purchase Price, Shares and Warrant Shares

Closing: April 10, 2019

	Purchase Price	Shares Purchased	Warrant Shares
John R. Bertsch Trust	$100,000.55	153,847	100,000
[Address]

[Purchaser]	$[_______]	[_______]	[_______]
[Address]

[Purchaser]	$[_______]	[_______]	[_______]
[Address]

TOTAL:	$99,999.90	153,846	100,000

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Disclosure Schedules

Schedule 2(b)

Under the terms of the Company’s Investors’ Rights Agreement with Stephen Chiang, a citizen of Singapore, dated October 26, 2016, Mr. Chiang has the right to notice of any proposed offering and a right to purchase Common Stock on the same terms as the Offering. If Mr. Chiang elects to exercise his right to participate in the offering, he is entitled to purchase up to 13% of the shares at the same price established in the offering.

Schedule 2(l)

Under the terms of the Company’s Investors’ Rights Agreement with Stephen Chiang, a citizen of Singapore, dated October 26, 2016, Mr. Chiang has piggy back registration rights with respect to shares of Common Stock held by him.

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Exhibit A

Form of Warrant

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

No. 00__ April [__], 2019

BLACKBOXSTOCKS, INC.

Warrant for the Purchase of Common Stock

FOR VALUE RECEIVED, BLACKBOXSTOCKS, INC., a Nevada corporation (the “Company”), hereby certifies that [_________________], or [his/its] permitted transferees or assigns (the “Holder”), is entitled, subject to the provisions of this Warrant (this “Warrant”), to purchase from the Company, at any time during the Exercise Period (defined below), [___________________] ([____]) shares of common stock, $0.001 par value per share (the “Common Stock”), subject to adjustment from time to time as hereinafter set forth, at a purchase price equal to $0.65 per share, subject to adjustment from time to time as hereinafter set forth (as may be so adjusted, the “Exercise Price”). This Warrant has been granted pursuant to the terms of that certain Securities Purchase Agreement dated April [__], 2019, by and between the Company and the Purchasers thereunder (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings given such terms as set forth in the Agreement.

1.                   Exercise of Warrant.

(a)       This Warrant shall be exercisable for a period beginning on the date first set forth above (the “Issuance Date”) and ending April [__], [2024] (the “Exercise Period”). This Warrant may be exercised in whole or in part during the Exercise Period by presentation and surrender hereof to the Company at its principal office, with the Purchase Form annexed hereto (the “Purchase Form”) duly executed and accompanied by proper payment in cash or check in an amount equal to the aggregate Exercise Price of this Warrant, as specified in such form.

(b)       Upon receipt by the Company of this Warrant and the Purchase Form, together with the aggregate Exercise Price, at such office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Stock specified in the Purchase Form (the “Warrant Shares”), notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary, stamp, or similar issue taxes payable in respect of the issuance of the Warrant Shares. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of certificates (if any) representing Warrants or the Warrant Shares in a name other than that of the Holder at the time of surrender for exercise, and, until the payment of such tax, shall not be required to issue such Warrant Shares. In the event of a partial exercise of this Warrant,

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the Company shall execute and deliver a warrant to Holder for the remaining unexercised portion of this Warrant.

2.                   Transfer, Assignment, or Loss of Warrant.  The Holder of this Warrant shall be entitled to transfer or assign its interest in this Warrant subject only to the applicable securities laws. Upon such assignment and surrender of this Warrant to the Company, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant (which may be an affidavit of the Holder in the case of loss, theft, destruction), and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like term and date.

3.                   Reclassification, Reorganization, Conversion, Consolidation, or Merger.  In the case of any Reorganization Transaction (defined below), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise in full of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall (a) be binding upon the Holder without the Holder’s further consent and (b) include provision for adjustments in respect of such securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 3 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 3, “Reorganization Transaction” means any reclassification, conversion, or any consolidation or merger of the Company with or into another Person or any sale, lease, transfer, or conveyance to another Person of the property and assets of the Company as an entirety.

4.                   Stock Splits, Combinations and Other Adjustments.

(a)       Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) (“Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

(b)       Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

(c)       Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the

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Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights not referred to in Section 3 or in this Section 4, then, in each such case for the purpose of this Section 4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

5.                   Rights.  This Warrant shall not entitle the Holder to any of the rights of a holder of Common Stock until this Warrant is exercised in the manner provided herein.

6.                   Securities Laws.  The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or the Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of any federal or state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so purchased are being acquired for investment, and not with a view toward distribution or resale in violation of applicable securities laws. Certificates (if any) representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the form set forth at the heading of this Warrant.

7.       Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its articles of incorporation as amended to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8.       Net Cash Settlement. Notwithstanding anything herein to the contrary, in no event will the Holder hereof be entitled to receive a net-cash settlement as liquidated damages in lieu of physical settlement in shares of Common Stock, regardless of whether the Common Stock underlying this Warrant is registered pursuant to an effective registration statement; provided, however, that the foregoing will not preclude the Holder from seeking other remedies at law or equity for breaches by the Company of its registration obligations hereunder.

9.                   Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only in accordance with the Purchase Agreement. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas or of any other state. Each of the parties irrevocably consents to the exclusive jurisdiction of, and venue in, the state and federal courts in Dallas County in the State of Texas, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

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IN WITNESS WHEREOF, the undersigned has executed this Warrant to be effective as of the date first written above.

BLACKBOXSTOCKS INC.
A Nevada corporation

By:
Name:	Gust Kepler
Title:	President and Chief Executive Officer

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PURCHASE FORM

Date: _______________

The undersigned hereby irrevocably elects to exercise the attached Warrant hereby purchasing ___________ shares of Common Stock of BLACKBOXSTOCKS, INC., a Nevada corporation, thereunder and hereby makes payment of $________ in payment of the exercise price thereof.

Holder Name:
Holder Address:

Signature / By:
Name (if applicable):
Title (if applicable):